UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2024

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Third Amended and Restated Credit Agreement

On October 2, 2024, SBA Senior Finance II LLC (the “Borrower”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into the First Amendment, among the Borrower, the lenders and other persons party thereto, TD Securities (USA) LLC as the lead arranger, TD Securities (USA) LLC, Mizuho Bank, Ltd., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC as joint bookrunners and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”) (the “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of January 25, 2024, among the Borrower, the several lenders from time to time party thereto, and the Administrative Agent (as amended, supplemented or modified from time to time, the “Senior Credit Agreement”). Capitalized terms used herein and not otherwise defined, have the meanings set forth in the Senior Credit Agreement, as amended by the Amendment.

The Amendment amended the Senior Credit Agreement to, among other things, reduce the stated rate of interest of the Initial Term Loans. The Term Loan now bears interest, at the Borrower’s election, at either the Base Rate plus 0.75% per annum or Term SOFR plus 1.75% per annum. The Borrower has the ability to prepay any or all amounts under the Initial Term Loans with no prepayment penalty, except to the extent the Initial Term Loans are prepaid from the proceeds of certain financing or repricing transactions within six months of the effective date of the Amendment, in which case a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment will apply.

All other material terms of the Senior Credit Agreement, as amended, remained unchanged.

Relationships

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with certain of the lenders, and/or their respective affiliates, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to SBAC and its affiliates, including serving (1) as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement, (2) as a book runner and/or as an initial purchaser for various series of Secured Tower Revenue Securities and (3) as a book runner and/or an initial purchaser for various series of Senior Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.7E	First Amendment to the Third Amended and Restated Credit Agreement, dated October 2, 2024 among SBA Senior Finance II LLC, the lenders and other persons party thereto and Toronto Dominion (Texas) LLC, as administrative agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Marc Montagner
Executive Vice President and Chief Financial Officer

Date: October 2, 2024